                                                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE COMPANY

                                                                       JURISDICTION OF
                 SUBSIDIARY                                             INCORPORATION
                 ----------------------------------------         -------------------------
     The following are direct wholly owned subsidiaries of the Company:

        Armor Holdings Limited                           England and Wales
        Armor Holdings Properties, Inc.                  Delaware
        Defense Technology Corporation of America        Delaware
        NIK Public Safety, Inc.                          Delaware

     The following are indirect wholly owned (except as otherwise noted) subsidiaries of the Company:

        Supercraft (Garments) Limited                    England and Wales
        DSL Group Limited                                England
        DSL Holdings Limited                             England
        Defense Systems International Limited            England
        Defense Systems Limited                          England
        Brooksight Limited                               England
        Defence Systems (Jersey) Limited                 Isle of Jersey
        US Defense Systems, Inc.                         Delaware
        USDS Zaire SARL                                  Congo (former Zaire)
        Defensetse Systems Equador USDSE SA              Equador
       *DSL (Overseas) Limited                           Cyprus
        Gorandel Trading Limited                         Cyprus
        DSL Security (Asia) Pte Limited                  Singapore
        Defense Systems (South Africa)(Pty) Limited      South Africa
      **Defence Systems Colombia SA                      Colombia
        DSL-Sesegeur Peru SA                             Peru
     ***Jardine Securicor Gurkha Services Limited        Hong Kong
       +DSL Security (PNG) Pte                           Papua New Guinea
        Sapelli SARL                                     Congo (former Zaire)
      ++Far East Defence Systems Limited                 Singapore
       #USDS (Med) Limited                               Cyprus
        Maximum Security Indochina Limited               Hong Kong
        Defence Systems France EURL                      France
      ##Defence Systems International Africa             France

------------
   *    99% owned subsidiary
  **    94.5 owned subsidiary
 ***    20% owned subsidiary
   +    50% owned subsidiary
  ++    90% owned subsidiary
   #    40% owned subsidiary
  ##    66.5% owned subsidiary